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                                                                    Exhibit 99.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of American Woodmark Corporation.

                                AMERICAN WOODMARK CORPORATION
                                -----------------------------
                                         (Registrant)

                                /s/James J. Gosa
                                James J. Gosa
                                President and Chief Executive Officer
                                (Principal Executive Officer)
                                Date: December 12, 2002